On May 9, 2003, the LAL Family Partner L.P.
(the "Reporting Person") sold 125,300 shares of Class A Common Stock.

After these sales, the amounts of Class A Common
Stock beneficially owned by:

(a)the Reporting Person includes 3,454,002 shares held directly and no shares held indirectly (does not include the ownership of 42,705,540 shares of Class B Common Stock, which are convertible to a like number of Class A Common Stock);

(b) LAL Family Corporation includes 3,454,002 shares of
Class A Common Stock held directly as the sole general partner of the Reporting Person (see (a) above regarding Class B shares):


(c) LAL includes (i) 5,369,169 shares
held directly,
(ii) 2,136,882 shares indirectly as
grantor of a grantor retained annuity trust
(does not include the ownership of
3,829,216 shares of
Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iii) 3,454,002 shares
indirectly as the sole individual general partner of LAL Family Partners L.P.
and the majority stockholder of
LAL Family Corporation, which is
the sole corporate partner of
LAL Family Partners L.P.
(a limited partnership in which LAL
has sole voting and investment power)
(does not include the ownership of 42,705,540 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iv) 15,384 shares indirectly as a
general partner of Lauder & Sons L.P.
(LAL is also a trustee of
The 1995 Estee Lauder LAL Trust,
which is also a general
partner of Lauder & Sons L.P.)
(does not include the ownership of 3,846,154 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(v) 1,129,200 shares held indirectly
as co-Trustee and beneficiary of the
EL 2001 Charitable Trust, and (vi)
390,000 shares
indirectly which are held directly
by his wife, EHL.
LAL disclaims beneficial ownership of
the shares in clauses (ii), (iii), (iv)
and (v) to the extent he does not have a pecuniary interest in such securities and he disclaims beneficial ownership of the shares in clause
(vi) owned by his wife.

(d) EHL includes (i) 390,000 shares held directly,
(ii) 5,369,169 shares held
directly by her husband, LAL, and (iii) 6,735,468 shares held indirectly by her husband, LAL (see (b) (ii), (iii) and (iv) above regarding Class B shares).
EHL disclaims beneficial ownership of securities owned directly and indirectly by her husband, LAL.